DRAFT
                                                        Registration No.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                                SCANA Corporation

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             (Exact name of registrant as specified in its charter)


                                 South Carolina

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         (State or other jurisdiction of incorporation or organization)

                                   57-0784499

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                     (I.R.S. employer identification number)


                1426 Main Street, Columbia, South Carolina 29201

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               (Address of principal executive offices) (Zip code)


              SCANA Corporation Long-Term Equity Compensation Plan

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                            (Full title of the plan)

                                H. Thomas Arthur

         Senior Vice President, General Counsel and Assistant Secretary

                                SCANA Corporation

                1426 Main Street, Columbia, South Carolina 29201

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                     (Name and address of agent for service)

                                 (803) 217-8547

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          (Telephone number, including area code, of agent for service)

                                    Copy To:

                               Elizabeth B. Anders
                              McNair Law Firm, P.A.
                               1301 Gervais Street
                                   17th Floor
                               Columbia, SC 29201
                                 (803) 799-9800

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed                Proposed
                                                          maximum                 maximum
        Title of                   Amount                 offering               aggregate                Amount of
      securities to                to be                   price                  offering              registration
      be registered             registered (1)           per share (2)            price (2)                fee (2)

Common Stock

no par value                     5,000,000                     $                  $                           $


    (1) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the registrant's common stock.

    (2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock of SCANA Corporation (the "Company") as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on , 2000.

                                     Part II

Item 3. Incorporation of Documents by Reference

     This Registration Statement on Form S-8 hereby incorporates the following documents which are not presented herein:

          1) Annual Report of the Company on Form 10-K for the year ended December 31, 1999, as amended.

          2) The Registration Statement for Common Stock of the Company under the Exchange Act on Form 8-B dated November 7, 1984, as amended May 26, 1995.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
        Not Applicable

Item 5. Interests of Named Experts and Counsel.

     At         , 2000, H. Thomas Arthur, Esquire, who is Senior Vice President,
General Counsel and Assistant Secretary, and a full-time employee of the Company, owned beneficially shares of the Company's Common Stock, including shares acquired by the trustee under the Company's Stock Purchase Savings Plan by use of contributions made by Mr. Arthur and earnings thereon, and including shares purchased by the trustee by use of Company contributions and earnings thereon.

Item 6. Indemnification of Directors and Officers

     The South Carolina Business Corporation Act of 1988 and the Registrant's By-Laws provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, as amended, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's By-Laws require indemnification of directors and officers with respect to expenses actually and necessarily incurred by them in connection with the defense or settlement of any action, suit or proceeding in which they are made parties by reason of having been a director or officer, except in relation to matters as to which they shall be adjudged to be liable for willful misconduct in the performance of duty and to such matters as shall be settled by agreement predicated on the existence of such liability. In addition, the Registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. Finally, as permitted by Section 33-2-102 of the South Carolina Business Corporation Act of 1988, the Registrant's Restated Articles of Incorporation provide that no director of the Company shall be liable to the Company or its shareholders for monetary damages for breach of his fiduciary duty as a director occurring after April 26, 1989, except for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions or (iv) any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.
        Not Applicable

Item 8. Exhibits

     Exhibits required to be filed with this Registration Statement are listed in the Exhibit Index following the signature pages. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (A) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that clauses (1)(A) and (1)(B) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this th day of 2000.

(REGISTRANT)               SCANA Corporation

By:                        s/W. B. Timmerman
(Name & Title):            W. B. Timmerman, Chairman of the Board, Chief
                           Executive Officer, President and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

     (i) Principal executive officer:


By:                        s/W. B. Timmerman
(Name & Title):            W. B. Timmerman, Chairman of the Board, Chief
                           Executive Officer, President and Director
Date:                                  , 2000

     (ii) Principal financial and accounting officer:


By:                        s/K. B. Marsh
(Name & Title):            K. B. Marsh, Senior Vice President-Finance, Chief
                           Financial Officer and Controller
Date:                                  , 2000

     (iii) Other Directors:

* B. L. Amick, J. A. Bennett, W. B. Bookhart, Jr., W. C. Burkhardt; H. M. Chapman, E. T. Freeman, L. M. Gressette, Jr., D. M. Hagood, W. Hayne Hipp, L. M. Miller, J. B. Rhodes, M. K. Sloan, H. L. Stowe; G. S. York; C. E. Zeigler, Jr.

*    Signed on behalf of each of these persons:

    s/K. B. Marsh
    K. B. Marsh
    (Attorney-in-Fact)



Directors who did not sign:


     None

                                  EXHIBIT INDEX

Exhibit        Description
No.

-------------- -----------------------------------------------------------------

4.01 Restated Articles of Incorporation of SCANA as adopted on April 26, 1989 (Filed as Exhibit 3-A to Registration Statement No. 33-49145)

4.02           Articles of  Amendment  of SCANA,  dated April 27, 1995 (Filed as
               Exhibit 4-B to Registration Statement No. 33-62421)

4.03           By-Laws of SCANA as revised and amended through           ,  2000
               (Filed herewith on page       )

4.04 SCANA Corporation Long-Term Equity Compensation Plan (Filed herewith on page )

5.01           Opinion Re Legality (Filed herewith on page )

15.01          Letter re unaudited interim financial information
               Not Applicable

23.01          Consents of Experts and Counsel

               (a) Consent of Deloitte & Touche LLP (Filed herewith on page   )
               (b) Consent of  H.  Thomas  Arthur  (Included  in his  opinion in
               Exhibit 5.01)

24.01          Power of Attorney (Filed herewith on page   )

99.01          Additional Exhibits
               Not Applicable

                                SCANA CORPORATION

                       LONG-TERM EQUITY COMPENSATION PLAN

                                                                   Exhibit 5.01



                                               , 2000

SCANA Corporation
1426 Main Street

Columbia, South Carolina  29201



Dear Sirs:

     SCANA Corporation (the "Company") proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 for the registration under the Securities Act of 1933 of 5,000,000 shares of its common stock without par value (the "Stock") that may be issued under the Company's Stock Long-Term Equity Plan (the "Plan").

     I have participated in the preparation of the aforesaid Registration Statement and am familiar with all other proceedings of the Company in connection with the Plan and the proposed issuance of the Stock thereunder. I have also made such further investigation as I have deemed pertinent and necessary as a basis for this opinion.

     Based  upon  the  foregoing,  I advise  you  that,  upon (a) the  aforesaid
Registration Statement becoming effective; (b) issuance of the Stock in accordance with the terms of the Plan; (c) the due execution, registration and countersignature of the certificates for the Stock; and (d) the delivery of the Stock to the purchasers thereof against receipt of the purchase price therefor; in my opinion the Stock will have been duly authorized and legally and validly issued and will be fully paid and nonassessable.

     I hereby consent to the use of this opinion in connection with the aforesaid Registration Statement.

                                         Very truly yours,


                                         s/H. Thomas Arthur
                                         H. Thomas Arthur
                                         Senior Vice President, General Counsel
                                         and Assistant Secretary

                                                              Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT





     We consent to the incorporation by reference in this Registration Statement of SCANA Corporation on Form S-8 of our report dated February 10, 2000, appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1999.

s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Columbia, South Carolina

               , 2000

                                                                 Exhibit 24.01


                                POWER OF ATTORNEY

     Each of the undersigned directors of SCANA Corporation (the "Company"), hereby appoint W. B. Timmerman, Kevin B. Marsh and H. Thomas Arthur, and each of them severally, his or her true and lawful attorney or attorney's, with the power to act with or without the other, and with full power of substitution and re-substitution, to execute in his or her name, place and stead in his or her capacity as director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-8 and any and all amendments thereto with respect to the issuance of 5,000,000 shares of the Company's common stock pursuant to the Company's Long-Term Equity Compensation Plan.

Dated:    February 22, 2000
                                                     Columbia, South Carolina

s/B. L. Amick                                        s/W. H. Hipp
-----------------------                              ----------------------
B. L. Amick                                          W. H. Hipp
Director                                             Director


s/J. A. Bennett                                      s/L. M. Miller
-----------------------                              --------------
J. A. Bennett                                        L. M. Miller
Director                                             Director


s/W. B. Bookhart, Jr.                                s/J. B. Rhodes
-----------------------                              --------------
W. B. Bookhart, Jr.                                  J. B. Rhodes
Director                                             Director


s/W. C. Burkhardt                                    s/M. K. Sloan
-----------------------                              ------------------
W. C. Burkhardt                                      M. K. Sloan
Director                                             Director


s/H. M. Chapman                                      s/H. C. Stowe
-----------------------                              -------------
H. M. Chapman                                        H. C. Stowe
Director                                             Director


s/E. T. Freeman                                      s/W. B. Timmerman
-----------------------                              -----------------
E. T. Freeman                                        H. C. Stowe
Director                                             Director


s/L. M. Gressette, Jr.                               s/G. S. York
-----------------------                              ------------
L. M. Gressette, Jr.                                 G. S. York
Director                                             Director


s/D. M. Hagood                                       s/C. E. Zeigler, Jr.
-----------------------                              ---------------------
D. M. Hagood                                         C. E. Zeigler, Jr.
Director                                             Director

                                SCANA CORPORATION
                                1426 Main Street
                         Columbia, South Carolina 29201



                                             , 2000

Securities and Exchange Commission
Judiciary Plaza

450 Fifth Street, NW
Washington, DC  20549

Gentlemen:

     We are submitting for filing pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-8 to register 5,000,000 shares of SCANA Corporation's common stock, no par value, to be issued pursuant to the SCANA Corporation Long-Term Equity Compensation Plan. The Company has sent by wire transfer to the U. S. Treasury Department the sum of $ in payment of the filing fee, computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended.

     Please call Mark Sparks at (803) 217-9257 if you have any questions concerning this submission.

                                                 Sincerely,



                                                 s/M. R. Cannon
                                                 M. R. Cannon
                                                 Treasurer


/vaw

Enclosures


                                       12